Exhibit 99.1

For more information, contact:

Commerce Energy Group, Inc.
C. Douglas Mitchell
Chief Financial Officer
714-259-2500

PondelWilkinson Inc.
Roger Pondel/Robert Jaffe
310-279-5980
rpondel@pondel.com

Commerce Energy Secures $22 Million Bridge Financing

COSTA MESA, CA – August 21, 2008 – Commerce Energy Group, Inc. (AMEX: EGR), a leading U.S. electricity and natural gas marketing company, today announced that it has closed on bridge financing of up to $22.1 million in convertible subordinated short-term debt from AP Finance, LLP, an affiliate of Platinum Partners, a multi-strategy hedge fund.  The debt is convertible at the option of the holder at any time at an initial conversion price of $3.00 per share and has a warrant to purchase 2,773,333 shares of our common stock at a price of $1.15.  In connection with this financing, the company’s current lender, Wachovia, waived all existing defaults under our Loan and Security Agreement.

“We are extremely proud of securing this financing for Commerce Energy in the current difficult credit environment,” said Doug Mitchell, chief financial officer of Commerce Energy.

“The financing is designed to accelerate our ability to arrange a longer term credit facility with a large commodity bank.  Efforts are ongoing and we are optimistic to have such a credit facility in place within approximately 90 days,” said Greg Craig, chairman and chief executive officer of Commerce Energy.  “This transaction provides a significant and material increase in Commerce Energy’s financial and credit strength for the near term.”

About Commerce Energy Group

Commerce Energy Group is a leading independent U.S. electricity and natural gas marketing company.  Its principal operating subsidiary, Commerce Energy, Inc., is licensed by the Federal Energy Regulatory Commission and by state regulatory agencies as an unregulated retail marketer of natural gas and electricity and serves homeowners, commercial and industrial consumers and institutional customers.  For more information, visit www.CommerceEnergy.com.

Forward-Looking Statements

Except for historical information contained in this release, statements in this release, including those of Mr. Craig and Mr. Mitchell, may constitute forward-looking statements regarding the company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. Commerce Energy Group, Inc. cautions that while such statements in this news release, whether express or implied, are made in good faith and the company believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, the company cannot assure that its projections will be achieved.  In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission (SEC), some important factors that could cause actual results or outcomes for Commerce Energy Group, Inc. or its subsidiaries to differ materially from those discussed in forward-looking statements include: the ability to secure a longer term credit facility by year-end, the success and effectiveness of the company’s new management plans and strategies; higher than anticipated attrition of company personnel, the volatility of the energy markets; higher than expected attrition of, and/or unforeseen operating difficulties relating to, customer accounts, competition, operating hazards, uninsured risks, failure of performance by suppliers and transmitters, changes in general economic conditions, seasonal weather or force majeure events that adversely affect electricity or natural gas supply or infrastructure, decisions by our energy suppliers requiring us to post additional collateral for our energy purchases, uncertainties in the capital markets should the company seek to raise additional equity or debt; uncertainties relating to federal and state proceedings regarding the 2000-2001 California energy crisis; accounts receivable collection issues caused by unfavorable changes in regulations or economic trends, increased or unexpected competition, adverse state or federal legislation or regulation, or adverse determinations by regulators, including failure to obtain regulatory approvals.  Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for management to predict all such factors.

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